                        BIOMERICA, INC. AND SUBSIDIARIES


                                    CONTENTS

================================================================================




EPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      FS-2


ONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheet as of May 31, 2001                       FS-3

   Consolidated Statements of Operations and
     Comprehensive Loss for the Years Ended
     May 31, 2001 and 2000, respectively                        FS-4 - FS-5

   Consolidated Statements of Shareholders' Equity
     for  the Years Ended May 31, 2001 and 2000                 FS-6 - FS-7

   Consolidated Statements of Cash Flows for the
     Years Ended May 31, 2001 and 2000                          FS-8 - FS-9


   Notes to Consolidated Financial Statements                 FS-10 - FS-53

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Biomerica, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Biomerica, Inc. and Subsidiaries (the "Company") as of May 31, 2001, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years ended May 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biomerica, Inc. and subsidiaries as of May 31, 2001, and the results of their operations and their cash flows for the years ended May 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The Company has suffered substantial recurring losses from operations and has relied on equity and debt financings to fund operations and may have to do so in the future. Management's plan in regards to these matters are described in Note 1.



                                                                BDO SEIDMAN, LLP


Costa Mesa, California
August 10, 2001, except as to
 Note 6, which is as
 of September 11, 2001

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
================================================================================


MAY 31,                                                                 2001
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                        $   136,299
   Available for-sale securities                                         41,570
   Accounts receivable, less allowance for doubtful
     accounts and sales returns of $192,559                           1,525,255
   Inventories, net                                                   2,865,956
   Notes receivable                                                      18,394
   Prepaid expenses and other                                            89,422
--------------------------------------------------------------------------------

Total current assets                                                  4,676,896
--------------------------------------------------------------------------------

INVENTORIES, non-current                                                 15,000

PROPERTY AND EQUIPMENT, at cost
   Equipment                                                          2,912,011
   Furniture, fixtures and leasehold improvements                       439,096
--------------------------------------------------------------------------------

                                                                      3,351,107

ACCUMULATED DEPRECIATION AND AMORTIZATION                            (3,032,659)
-------------------------------------------------------------------------------

Net property and equipment                                              318,448

INTANGIBLE ASSETS, net of accumulated amortization                      297,239

OTHER ASSETS                                                             39,538
--------------------------------------------------------------------------------

                                                                    $ 5,347,121
================================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
================================================================================


MAY 31,                                                                2001
--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Line of credit                                                   $   140,000
   Accounts payable and accrued expenses                                930,965
   Accrued compensation                                                 263,277
   Net liabilities from discontinued operations                         398,058
--------------------------------------------------------------------------------

Total current liabilities                                             1,732,300
--------------------------------------------------------------------------------


SHAREHOLDER LOAN                                                         95,000

MINORITY INTEREST                                                     2,046,956
--------------------------------------------------------------------------------


SHAREHOLDERS' EQUITY
   Common stock, $.08 par value; 25,000,000 shares
     authorized; 5,036,754 shares subscribed or issued
     and outstanding                                                    391,254
   Additional paid in capital                                        16,859,742
   Accumulated other comprehensive loss                                 (10,289)
   Accumulated deficit                                              (15,767,842)
--------------------------------------------------------------------------------

Total shareholders' equity                                            1,472,865
--------------------------------------------------------------------------------

                                                                    $ 5,347,121
================================================================================

                    See accompanying notes to consolidated financial statements.


                                                          BIOMERICA, INC. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS AND
                                                                        COMPREHENSIVE LOSS
==========================================================================================

YEARS ENDED MAY 31,                                                2001          2000
------------------------------------------------------------------------------------------
NET SALES                                                      $ 8,939,522    $ 8,013,921

Cost of sales                                                    6,129,900      5,603,652
------------------------------------------------------------------------------------------

GROSS PROFIT                                                     2,809,622      2,410,269
------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Selling, general and administrative                           3,171,085      3,883,237
   Research and development                                        322,121        464,637
------------------------------------------------------------------------------------------

Total operating expenses                                         3,493,206      4,347,874
------------------------------------------------------------------------------------------

OPERATING LOSS FROM CONTINUING OPERATIONS                         (683,584)    (1,937,605)

OTHER INCOME (EXPENSE)
   Interest expense                                                (21,558)       (19,562)
   Other income, net                                                47,762        118,398
------------------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before minority interest
   in net loss of consolidated subsidiaries and income taxes      (657,380)    (1,838,769)

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARIES          80,894        202,722
------------------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before income taxes              (576,486)    (1,636,047)

INCOME TAX EXPENSE                                                   2,400          2,400
------------------------------------------------------------------------------------------

NET LOSS FROM CONTINUING OPERATIONS                               (578,886)    (1,638,447)

DISCONTINUED OPERATIONS:
   Loss from discontinued operations, net                       (2,093,432)    (2,252,402)
------------------------------------------------------------------------------------------

NET LOSS                                                        (2,672,318)    (3,890,849)


                                                            BIOMERICA, INC. AND SUBSIDIARIES

                                                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                                                              COMPREHENSIVE LOSS (CONTINUED)
============================================================================================

YEARS ENDED MAY 31,                                                2001            2000
--------------------------------------------------------------------------------------------
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax
   Unrealized (loss) gain on available-for-sale securities          (5,966)           4,456
--------------------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                           $  (2,678,284)   $  (3,886,393)
============================================================================================

BASIC NET LOSS PER COMMON SHARE:
   Net loss from continuing operations                       $       (0.12)   $       (0.36)
   Net loss from discontinued operations                             (0.43)           (0.50)
--------------------------------------------------------------------------------------------

Basic net loss per common share                              $       (0.55)   $       (0.86)
============================================================================================

DILUTED NET LOSS PER COMMON SHARE:
   Net loss from continuing operations                       $       (0.12)   $       (0.36)
   Net loss from discontinued operations                             (0.43)           (0.50)
--------------------------------------------------------------------------------------------

Diluted net loss per common share                            $       (0.55)   $       (0.86)
============================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
   EQUIVALENT SHARES
   Basic                                                         4,814,790        4,542,820
============================================================================================

   Diluted                                                       4,814,790        4,542,820
============================================================================================

                                See accompanying notes to consolidated financial statements.

                                      FS-5

                                                                                                  BIOMERICA, INC. AND SUBSIDIARIES

                                                                                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
==================================================================================================================================
                                Common Stock         Additional    Accumulated Other
                            ---------------------      Paid-in       Comprehensive      Shareholder  Accumulated
                            Shares       Amount        Capital       Income (Loss)         Loan        Deficit       Total
----------------------------------------------------------------------------------------------------------------------------------
Balances, May 31, 1999      4,110,445  $ 328,835     $ 12,703,339    $   (8,779)        $   (1,000)   $ (9,204,675)  $  3,817,720

Private placement, net of
   offering costs of $34,443  400,000     32,000        1,933,557             -                  -               -      1,965,557

Change in unrealized gain
   (loss) on available-for-sale
   securities                       -          -                -         4,456                  -               -          4,456

Payment received on shareholder
   loan                             -          -                -             -              1,000               -          1,000

Exercise of stock options      56,625      4,530           56,122             -                  -               -         60,652

Shares issued for services
   rendered                     8,000        640           15,360             -                  -               -         16,000

Compensation expense in
   connection with options and
   warrants granted                 -          -          821,043             -                  -               -        821,043

Net loss                            -          -                -             -                  -      (3,890,849)    (3,890,849)
----------------------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2000      4,575,070    366,005       15,529,421        (4,323)                 -     (13,095,524)    2,795,579


                                                                                                    BIOMERICA, INC. AND SUBSIDIARIES

                                                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - CONTINUED
====================================================================================================================================
                                                                 Common Stock      Accumulated
                                Common Stock       Additional     Subscribed          Other
                            ---------------------   Paid-in   ------------------   Comprehensive Shareholder Accumulated
                            Shares       Amount     Capital    Shares    Amount    Income (Loss)    Loan       Deficit      Total
------------------------------------------------------------------------------------------------------------------------------------
Private placement, net of
   offering costs of $1,140   113,375      9,070      142,368  126,075    90,774              -          -            -     242,212

Change in unrealized gain
   (loss) on available-for-sale
   securities                       -          -            -        -         -         (5,966)         -            -      (5,966)

Common stock issued in
   satisfaction of payables    34,643      2,772       35,843        -         -              -          -            -      38,615

Exercise of stock options       8,500        680        6,088        -         -              -          -            -       6,768

Common stock issued for
   services rendered          159,091     12,727      232,898        -         -              -          -            -     245,625

Compensation expense in
   connection with options
   and warrants granted             -          -       89,336        -         -              -          -            -      89,336

Common stock subscribed for
   services rendered                -          -            -   20,000    20,000              -          -            -      20,000

Conversion of subsidiary debt
   into common stock of
   subsidiary                       -          -      713,014        -         -              -          -            -     713,014

Net loss                            -          -            -        -         -              -          -   (2,672,318) (2,672,318)
------------------------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2001      4,890,679  $ 391,254  $16,748,968  146,075  $110,774   $    (10,289)  $      - $(15,767,842) $1,472,865
====================================================================================================================================

                                                                        See accompanying notes to consolidated financial statements.


                                                                BIOMERICA, INC. AND SUBSIDIARIES

                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
================================================================================================


FOR THE YEARS ENDED MAY 31,                                              2001         2000
------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss from continuing operations                               $  (578,886)   $(1,638,447)
   Adjustments to reconcile net loss to net cash provided
     by (used in) continuing operating activities:
     Depreciation and amortization                                       208,990        209,549
     Provision for losses on accounts receivable                          (4,235)        (2,834)
     Provision for losses on inventory                                   129,034              -
     Realized loss (gain) on sale of available-for-sale securities       (34,427)        13,241
     Warrants and options issued for services rendered                    89,336        821,043
     Common stock of a subsidiary issued for services                          -         50,631
     Gain on conversion of subsidiary preferred stock                          -        (55,487)
     Common stock issued or subscribed for services rendered             265,625         16,000
     Net gain on sale of land                                             (3,722)             -
     Net loss on sale of property and equipment                            2,000              -
     Minority interest in net profits of consolidated subsidiaries       (80,894)      (202,722)
     Changes in current liabilities and assets
       Accounts receivable                                               180,915        (95,844)
       Inventories                                                      (128,301)       198,406
       Prepaid expenses and other                                         54,756        152,561
       Accounts payable and other accrued liabilities                     76,507       (121,778)
       Accrued compensation                                              (67,743)       (68,316)
------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                      108,955       (723,997)
------------------------------------------------------------------------------------------------



                                                      BIOMERICA, INC. AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
======================================================================================


FOR THE YEARS ENDED MAY 31,                                     2001           2000
--------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Sales of available-for-sale securities                       85,665         18,191
   Decrease in notes receivable                                 16,600          9,491
   Purchases of property and equipment                         (61,919)      (101,010)
   Proceeds from sale of land                                   49,722              -
   Increase in intangible assets                               (20,090)             -
   Other assets                                                (19,446)       110,737
--------------------------------------------------------------------------------------

Net cash provided by investing activities                       50,532         37,409
--------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net decrease under line of credit agreement                 (20,000)       (20,000)
   Increase in shareholder loan                                 95,000              -
   Repurchase of minority interests                             15,682       (117,914)
   Decrease in shareholder receivable                                -          1,000
   Exercise of stock options                                     6,768         60,652
   Sale of common stock, net of offering expenses              242,212      1,965,557
--------------------------------------------------------------------------------------

Net cash provided by financing activities                      339,662      1,889,295
--------------------------------------------------------------------------------------

Net cash used in discontinued operations                      (977,907)    (2,256,855)
--------------------------------------------------------------------------------------

Net change in cash and cash equivalents                       (478,758)    (1,054,148)

CASH AND CASH EQUIVALENTS, beginning of year                   615,057      1,669,205
--------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                     $   136,299    $   615,057
======================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH-FLOW INFORMATION
  CASH PAID DURING THE YEAR FOR:
     Interest                                              $    19,931    $    19,562
======================================================================================

     Income taxes                                          $     2,400    $     2,400
======================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
  Change in unrealized holding gain (loss) on available-
     for-sale securities                                   $     5,966    $     4,456
======================================================================================
                          See accompanying notes to consolidated financial statements.


                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


1.  ORGANIZATION       ORGANIZATION
    AND
    LIQUIDITY          Biomerica, Inc. and subsidiaries (collectively "the
                       Company") are primarily engaged in: the development, manufacture and marketing of medical diagnostic kits, the design, manufacture and distribution of various orthodontic products, and the performance of specialized diagnostic testing services.

                       LIQUIDITY

                       The Company has suffered substantial recurring losses from operations over the last couple of years. The Company has funded its operations through debt and equity financings, and may have to do so in the future.

                       ReadyScript operations were discontinued in May 2001. (see Notes 2 and 13). ReadyScript was a primary contributor to the Company's losses. The Company also plans to reduce operating costs through certain cost reduction efforts and concentrate on its core business in Lancer and Biomerica to increase sales. There can be no assurances that the Company will be able to become profitable, generate positive cash flow from operations or obtain the necessary equity or debt financing to fund operations in the future.

2.  SUMMARY OF         PRINCIPLES OF CONSOLIDATION
    SIGNIFICANT
    ACCOUNTING         The consolidated financial statements for the years ended
    POLICIES           May 31, 2001 and 2000 (see Note 3) include the accounts
                       of Biomerica, Inc. ("Biomerica"), Lancer Orthodontics,
                       Inc. ("Lancer"), Allergy Immuno Technologies, Inc.
                       ("AIT") and ReadyScript, Inc. (discontinued). All significant intercompany accounts and transactions have been eliminated in consolidation.

                       ACCOUNTING ESTIMATES

                       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         that affect the reported amounts of assets and
    SIGNIFICANT        liabilities and disclosure of contingent assets and
    ACCOUNTING         liabilities at the date of the financial statements, and
    POLICIES           the reported amounts of revenues and expenses during the
    (Continued)        reported period. Actual results could materially differ
                       from those estimates.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

                       The Company has financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis. The Company's financial instruments consist of its cash and cash equivalents, accounts receivable, notes receivable, line of credit and accounts payable. The carrying amounts of the Company's financial instruments approximate their fair values at May 31, 2001.

                       CONCENTRATION OF CREDIT RISK

                       The Company, on occasion, maintains cash balances at certain financial institutions in excess of amounts insured by federal agencies.

                       The Company provides credit in the normal course of business to customers throughout the United States and foreign markets. The Company's sales are not materially dependent on a single customer or a small group of customers. The Company performs ongoing credit evaluations of its customers. The Company does not obtain collateral with which to secure its accounts receivable. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses. At May 31, 2001 two customers accounted for approximately 10.7% and 10.6% of gross accounts receivable. No one customer accounted for 10% or more of revenues for the years ended May 31, 2001 and 2000.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         CASH EQUIVALENTS
    SIGNIFICANT
    ACCOUNTING         Cash and cash equivalents consists of demand deposits,
    POLICIES           money market accounts and mutual funds with remaining
    (Continued)        maturities of three months or less when purchased.

                       AVAILABLE-FOR-SALE SECURITIES

                       The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115 (SFAS
                       115), "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." This statement addresses the accounting and reporting for investments in equity securities which have readily determinable fair values and all investments in debt securities. The Company's marketable equity securities are classified as available-for-sale under SFAS 115 and reported at fair value, with changes in the unrealized holding gain or loss included in shareholders' equity. Available-for-sale securities consist of common stock of unrelated publicly-traded companies and are stated at market value in accordance with SFAS 115. Cost for purposes of computing realized gains and losses is computed on a specific identification basis. The proceeds from the sale of available-for-sale securities during fiscal 2001 and 2000 totaled $85,665 and $18,191, respectively (see Note
                       9). The change in the net unrealized holding (loss) gain on available-for-sale securities that has been included as a separate component of shareholders' equity totaled $(5,966) and $4,456 for the years ended May 31, 2001 and 2000, respectively.

                       INVENTORIES

                       Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of orthodontic products and biological chemicals. Cost includes raw materials, labor, manufacturing overhead and purchased products. Market is determined by comparison with recent purchases or net realizable value. Such net realizable value is based on forecasts for sales of the Company's products in the ensuing years. The industries in which the Company operates are characterized by technological

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         advancement and change. Should demand for the Company's
    SIGNIFICANT        products prove to be significantly less than anticipated,
    ACCOUNTING         the ultimate realizable value of the Company's
    POLICIES           inventories could be substantially less than the amount
    (Continued)        shown on the accompanying consolidated balance sheet.

                       Inventories consist of the following:

                       MAY 31,                                           2001
                       ---------------------------------------------------------

                       Raw materials                                $   909,408
                       Work in progress                                 442,613
                       Finished products                              1,768,136
                       Inventory reserve                               (254,201)
                       ---------------------------------------------------------

                                                                    $ 2,865,956
                       =========================================================

                       Approximately $1,878,000 of Lancer's inventory is located at its manufacturing facility in Mexico as of May 31, 2001.

                       PROPERTY AND EQUIPMENT

                       Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and gains or losses from retirements and dispositions are credited or charged to income.

                       Depreciation and amortization are provided over the estimated useful lives of the related assets, ranging from 3 to 12 years, using straight-line and declining-balance methods. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Depreciation expense amounted to $119,325 and $127,696 for the years ended May 31, 2001 and 2000, respectively. At May 31, 2001, approximately $38,000 of property and equipment, net of accumulated depreciation and amortization, is located at Lancer's manufacturing facility in Mexico.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         Management of the Company assesses the recoverability of
    SIGNIFICANT        property and equipment by determining whether the
    ACCOUNTING         depreciation and amortization of such assets over their
    POLICIES           remaining lives can be recovered through projected
    (Continued)        undiscounted cash flows. The amount of impairment, if
                       any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. Management has determined that there is no impairment of property and equipment at May 31, 2001.

                       INTANGIBLE ASSETS

                       Intangible assets are being amortized using the straight-line method over 18 years for marketing and distribution rights and purchased technology use rights, and over 17 years for patents. Marketing and distribution rights include repurchased sales territories. Technology use rights consists of the 1985 purchase (the "Purchase") by Lancer of the manufacturing assets and technology of Titan Research Associates, Ltd. ("Titan"). Prior to the Purchase, certain former officers of Lancer and shareholders of Lancer owned 29% of Titan. Prior to the Purchase, the Company paid royalties ranging from 15% to 20% of gross sales, as defined, to license such technology. Amortization amounted to $89,665 and $81,853 for the years ended May 31, 2001 and 2000, respectively (see Note 4).

                       The Company assesses the recoverability of these intangible assets by determining whether the amortization of the asset's balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management. Management has determined that there was no impairment of intangible assets as of May 31, 2001.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         RISKS AND UNCERTAINTIES
    SIGNIFICANT
    ACCOUNTING         LICENSES - Certain of the Company's sales of products are
    POLICIES           governed by license agreements with outside third
    (Continued)        parties. All of such license agreements to which the
                       Company currently is a party are for fixed terms which will expire after ten years or upon the expiration of the underlying patents. After the expiration of the agreements or the patents, the Company is free to use the technology that had been licensed. There can be no assurance that the Company will be able to obtain future license agreements as deemed necessary by management. The loss of some of the current licenses or the inability to obtain future licenses could have an adverse affect on the Company's financial position and operations.
                       Historically, the Company has successfully obtained all the licenses it believed necessary to conduct its business.

                       DISTRIBUTION - Lancer has entered into various exclusive and non-exclusive distribution agreements (the "Agreements") which generally specify territories of distribution. The Agreements range in term from one to five years. Lancer may be dependent upon such distributors for the marketing and selling of its products worldwide during the terms of these agreements. Such distributors are generally not obligated to sell any specified minimum quantities of Lancer's product. There can be no assurance of the volume of product sales that may be achieved by such distributors.

                       GOVERNMENT REGULATION - Biomerica's immunodiagnostic products are regulated in the United States as medical devices primarily by the FDA and as such, require regulatory clearance or approval prior to commercialization in the United States. Pursuant to the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates, among other things, the clinical testing, manufacture, labeling, promotion, distribution, sale and use of medical devices in the United States. Failure of Biomerica to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, the government's refusal to grant premarket clearance or premarket approval of devices, withdrawal of marketing approvals, and criminal prosecution.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         Sales of medical devices outside the United States are
    SIGNIFICANT        subject to foreign requirements for licensing may differ
    ACCOUNTING         regulatory requirements that vary widely from country to
    POLICIES           country. The time significantly from FDA requirements.
    (Continued)        There required to obtain registrations or approvals
                       required by foreign countries may can be no assurance that Biomerica will be be longer or shorter than that required for FDA clearance or approval, and able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

                       Lancer's products are subject to regulation by the FDA under the Medical Device Amendments of 1976 (the "Amendments"). Lancer has registered with the FDA as required by the Amendments. There can be no assurance that Lancer will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

                       EUROPEAN COMMUNITY - Lancer is required to obtain certification in the European community to sell products in those countries. The certification requires Lancer to maintain certain quality standards. Lancer has been granted certification. However, there is no assurance that Lancer will be able to retain its certification in the future.

                       RISK OF PRODUCT LIABILITY - Testing, manufacturing and marketing of Biomerica's products entail risk of product liability. Biomerica currently has product liability insurance. There can be no assurance, however, that Biomerica will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect Biomerica against losses due to product liability. An inability could prevent or inhibit the commercialization of Biomerica's products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the Company.

                       Lancer is subject to the same risks of product liability. Lancer currently has product liability insurance. Lancer also is subject to the risk of loss of its product liability insurance and the consequent exposure to liability.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

2.  SUMMARY OF         HAZARDOUS MATERIALS - Biomerica's manufacturing and
    SIGNIFICANT        research and development involves the controlled use of
    ACCOUNTING         hazardous materials and chemicals. Although Biomerica
    POLICIES           believes that safety procedures for handling and
    (Continued)        disposing of such materials comply with the standards
                       prescribed by state and Federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations.

                       STOCK-BASED COMPENSATION

                       During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "ACCOUNTING FOR STOCK-BASED COMPENSATION," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net (loss) income and (loss) earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied (see Note 7). The Company has elected to account for its stock-based compensation to employees under APB 25.

                       MINORITY INTEREST

                       Minority interest represents the minority shareholders' proportionate share of the equity of Lancer. At May 31, 2001, Biomerica owned 30.78% of Lancer (see Note 3), 74.6% of AIT (see Note 3) and 88.9% of ReadyScript.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         REVENUE RECOGNITION
    SIGNIFICANT
    ACCOUNTING         Revenues from product sales are recognized at the time
    POLICIES           the product is shipped. Revenues from specialized
    (Continued)        diagnostic testing services are recognized when the
                       related services are performed.

                       RESEARCH AND DEVELOPMENT

                       Research and development expenses are expensed as incurred. The Company expensed approximately $322,000 and $465,000 of research and development expenses during the years ended May 31, 2001 and 2000, respectively.

                       INCOME TAXES

                       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES." Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

                       Biomerica, Lancer and AIT file separate income tax returns for Federal and state income tax purposes.

                       ADVERTISING COSTS

                       The Company reports the cost of all advertising as expense in the period in which those costs are incurred. Advertising costs were approximately $50,000 and $69,000 for the years ended May 31, 2001 and 2000, respectively.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

2.  SUMMARY OF         LOSS PER SHARE
    SIGNFICANT
    ACCOUNTING         In February 1997, the Financial Accounting Standards
    POLICIES           Board ("FASB") issued Statement of Financial Accounting
    (Continued)        Standards No. 128 ("SFAS 128"), "EARNINGS PER SHARE"
                       ("EPS"). SFAS 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.

                       The following table illustrates the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted EPS computations.

                                                     For the Years Ended May 31,
                                                     --------------------------
                                                          2001         2000
                       ---------------------------------------------------------

                       Numerator:
                           Loss from continuing
                             operations               $  (578,886)  $(1,638,447)
                           Loss from discontinued
                             operations                (2,093,432)   (2,252,402)
                       ---------------------------------------------------------

                       Numerator for basic and
                           diluted net income per
                           common--net loss           $(2,672,318)  $(3,890,849)
                       =========================================================


                       Denominator for basic net loss
                           per common share           $ 4,814,790   $ 4,542,820
                       Effect of dilutive securities:
                           Options and warrants                 -              -
                       ---------------------------------------------------------

                       Denominator for diluted net loss
                           per common share           $ 4,814,790   $ 4,542,820
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

2.  SUMMARY OF                                       For the Years Ended May 31,
    SIGNIFICANT                                      ---------------------------
    ACCOUNTING                                            2001         2000
    POLICIES           ---------------------------------------------------------
    (Continued)
                       Basic net loss per common
                           share:
                           Loss from continuing
                             operations               $     (0.12)  $     (0.36)
                           Loss from discontinued
                             operations                     (0.43)        (0.50)
                       ---------------------------------------------------------

                       Basic net income per common
                           share                      $     (0.55)  $     (0.86)
                       =========================================================

                       Diluted net loss per common
                           share:
                           Loss from continuing
                             operations               $     (0.12)  $     (0.36)
                           Loss from discontinued
                             operations                     (0.43)        (0.50)
                       ---------------------------------------------------------

                       Diluted net loss per common
                           share                      $     (0.55)  $     (0.86)
                       =========================================================

                       The computation of diluted loss per share excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was antidilutive due to losses incurred by the Company. See summary of outstanding stock options and warrants in Note 7.

                       As of May 31, 2001, there was a total of 3,144,234 potential dilutive shares of common stock.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


2.  SUMMARY OF         SEGMENT REPORTING
    SIGNIFICANT
    ACCOUNTING         The Financial Accounting Standards Board has issued
    POLICIES           Statement of Financial Accounting Standards No. 131
    (Continued)        "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED
                       INFORMATION" ("SFAS 131"). SFAS 131 requires public companies to report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company adopted the provisions of this statement for 1999 annual reporting (Note 10).

                       REPORTING COMPREHENSIVE INCOME

                       In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, "REPORTING COMPREHENSIVE INCOME." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity.

                       RECENT ACCOUNTING PRONOUNCEMENTS

                       In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company currently does not engage in derivative or hedging activities, and accordingly, believes that there will be no impact to its consolidated financial statements upon implementation in the Company's fiscal year 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

2.  SUMMARY OF         In December 1999, the Securities and Exchange Commission
    SIGNIFICANT        issued Staff Accounting Bulletin No. 101, Revenue
    ACCOUNTING         Recognition in Financial Statements ("SAB 101"). SAB 101
    POLICIES           summarizes certain areas of the Staff's views in applying
    (CONTINUED)        accounting principles generally accepted in the United
                       States of America to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

                       In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions involving Stock Compensation." The adoption of this Interpretation did not have a material impact on the consolidated results of operations or financial position of the Company.

                       In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", which eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The Company does not expect SFAS 141 will have a material impact on the Company's financial position or results of operations.

                       In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Intangible Assets", which revises the accounting for purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001, with earlier adoption permitted. The Company has not yet determined the impact on the Company's financial position or results of operations as a result of the future adoption of SFAS 142.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


3.  CONSOLIDATED       Lancer is engaged in the design, manufacture and
    SUBSIDIARIES       distribution of orthodontic products. During 2000, Lancer
                       repurchased 114,998 shares of its common stock for aggregate consideration of $117,914. During 2000, Lancer issued 54,725 shares of its common stock valued at $50,631 for certain management and consulting services.
                       In May 2000, all 370,483 shares issued and outstanding of Lancer's Redeemable Convertible Preferred Stock-Series C were converted into 52,926 shares of Lancer's common stock. The result of these transactions increased
                       Biomerica's direct ownership percentage of Lancer to 30.78% and increased its direct and indirect (via agreements with certain shareholders) voting control over Lancer to 51.19% as of May 31, 2001.

                       AIT provides immune allergy testing and products to physicians and medical institutions. During 1998, 1,916,429 shares of AIT were subscribed to Biomerica in exchange for debt (see Note 7) and 35,000 shares of AIT were issued to two AIT employees. The net effect of these issues increased Biomerica's interest in AIT to 74.6%.

                       The Company's fiscal 2001 and 2000 losses were partially the result of its investment in ReadyScript. The ReadyScript subsidiary was a development-stage enterprise and required the raising of a significant amount of capital to fund its short-term working capital needs. The ReadyScript operations were discontinued in May 2001. (see Note 13). The net assets and operating results of ReadyScript are shown separately in the accompanying consolidated financial statements as discontinued operations and are held for sale. Prior periods have been restated to reflect the results of ReadyScript as discontinued.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


3.  CONSOLIDATED       Operating results for Lancer, AIT and ReadyScript in the
    SUBSIDIARIES       aggregate for the years ended May 31, 2001 and 2000,
    (Continued)        which are included in the consolidated operating results
                       of the Company, are as follows:

                                                        2001            2000
                       ---------------------------------------------------------

                       Net sales                     $ 6,027,873    $ 5,730,488
                       Cost of sales                   4,081,143      3,960,362
                       ---------------------------------------------------------

                       Gross profit                    1,946,730      1,770,126
                       ---------------------------------------------------------

                       Operating expenses:
                          Selling, general and
                            administrative             2,038,565      2,268,090
                          Research and development        71,505        184,849
                       ---------------------------------------------------------

                            Total operating expenses   2,110,070      2,452,939
                       ---------------------------------------------------------

                       Other income (expense):
                          Interest expense               (19,931)       (19,526)
                          Other income, net                5,358        228,368
                       ---------------------------------------------------------

                                                         (14,573)       208,842
                       ---------------------------------------------------------

                       Loss from continuing operations
                          before income taxes           (177,913)      (473,971)

                       Income tax expense                  1,600          1,600
                       ---------------------------------------------------------

                       Net loss from continuing
                          operations                  $ (179,513)   $  (475,571)

                       Discontinued operations:
                          Loss from discontinued
                            operations, net           (2,093,432)    (2,252,402)
                       ---------------------------------------------------------

                       Net loss                      $(2,272,945)   $(2,727,973)
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


4.  INTANGIBLE         Intangible assets, net of accumulated amortization,
    ASSETS             consist of the following:

                       MAY 31,                                          2001
                       ---------------------------------------------------------

                       Marketing and distribution rights            $   442,750
                       Technology use rights                            858,328
                       Patents and other intangibles                    172,170
                       ---------------------------------------------------------

                                                                      1,473,248

                       Less accumulated amortization                 (1,176,009)
                       ---------------------------------------------------------

                                                                    $   297,239
                       =========================================================

                       Included in marketing and distribution rights are repurchased sales territories by Lancer which are being amortized over the estimated useful life of eighteen years. In each of the fiscal years 2001 and 2000, the Company recorded amortization expense of $24,900 related to repurchased sales territories.

                       During fiscal 1985, Lancer purchased certain assets and technology which is being amortized over the estimated useful life of eighteen years. Lancer recorded amortization expense of $48,696 for each of the years ended May 31, 2001 and 2000 related to these assets.

                       Amortization expense related to patents and other intangibles which is included in the accompanying consolidated statements of operations amounted to $16,069 and $8,257 for the years ended May 31, 2001 and 2000, respectively.

5.  LINE OF            At May 31, 2001, Lancer had a $300,000 line of credit
    CREDIT             with a bank. Borrowings are made at prime plus 1.25%
                       (8.25% at May 31, 2001) and are limited to specified percentages of eligible accounts receivable. The unused portion available to Lancer under the line of credit at May 31, 2001 was $160,000. The line of credit expired on September 10, 2001. As of May 31, 2001, there was
                       $140,000 outstanding under the line of credit.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

5.  LINE OF            The line of credit is collateralized by substantially all
    CREDIT             the assets of Lancer, including inventories, receivables,
    (Continued)        and equipment. The lending agreement for the line of
                       credit requires, among other things, that Lancer maintain a tangible net worth of $2,800,000, a debt to tangible net worth ratio of no more than 1 to 1, and a current ratio in excess of 2 to 1, and prohibits the advancing of funds to Biomerica. Lancer is not required to maintain compensating balances in connection with this lending agreement. Lancer was in violation of certain of its debt covenants at May 31, 2001. Lancer is currently in discussions with a new lender to replace its existing line of credit. Management believes it will be successful in such discussions, however, there can be no assurance of this success nor that management would be successful in finding a replacement lender with acceptable terms.

                       The following summarizes information on short-term borrowings for the year ended May 31, 2001:

                       MAY 31,                                          2001
                       ---------------------------------------------------------

                       Average month end balance                      $ 193,333
                       Maximum balance outstanding at any month end   $ 220,000
                       Weighted average interest rate (computed
                         by dividing interest expense by average
                         monthly balance)                                 10.31%
                       Interest rate at year end                           8.25%
                       =========================================================

6.  RELATED            SHAREHOLDER RECEIVABLE
    PARTY
    TRANSACTIONS       During fiscal 1998, the estate of the chief executive
                       officer exercised a stock option to purchase 25,000 common shares at $0.80 per share and 60,000 common shares at $0.85 per share for a total of $71,000 via a shareholder loan. During 1999, $70,000 of the shareholder loan was repaid. During 2000, the remaining $1,000 was repaid.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


6.  RELATED            SHAREHOLDER LINE OF CREDIT
    PARTY
    TRANSACTIONS       Biomerica, Inc. entered into an agreement in substance
    (Continued)        for a line of credit agreement on September 12, 2000 with
                       a shareholder whereby the shareholder will loan to the Company, as needed, up to $500,000 for working capital needs. The line of credit bears interest at 8%, is secured by accounts receivable and inventory, and expires
                       September 12, 2001. There was $95,000 outstanding under this line of credit at May 31, 2001. Biomerica and the shareholder are in the process of formalizing this line of credit. During 2001, the Company incurred $1,051 in interest expense related to the shareholder line of credit. Subsequent to year-end, an additional $130,000 was borrowed under the line of credit (Note 14).

7.  SHAREHOLDERS'      1991, 1995 AND 1999 STOCK OPTION AND RESTRICTED STOCK
    EQUITY             PLANS

                       In December 1991, the Company adopted a stock option and restricted stock plan (the "1991 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 350,000 of the Company's unissued common stock may be granted to officers, employees or consultants of the Company. Options granted under the 1991 Plan may be granted at prices not less than 85% of the then fair market value of the common stock, vest at not less than 20% per year and expire not more than 10 years after the date of grant.

                       In January 1996, the Company adopted a stock option and restricted stock plan (the "1995 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 500,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. Options granted under the 1995 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

                       During 1997, the Company granted options to purchase 72,000 and 45,000 shares of common stock at exercise prices of $1.90 and $1.92 per share, respectively, to various employees of the Company. The options vest over a period ranging from four to five years. During 1997, the Company granted options to purchase 18,000 and 5,000 shares of common stock at exercise prices of $1.90 and $3.00 per share respectively, to various consultants of the Company.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


7.  SHAREHOLDERS'      During 1998, the Company granted options to purchase
    EQUITY             152,500 shares at an exercise price of $1.85 to employees
    (Continued)        and a total of 1,500 shares to non-employees, at an
                       exercise price of $1.91.

                       During 1999, the Company granted options to purchase 2,000, 179,850 and 27,900 shares of its common stock at an exercise prices of $0.90, $0.86 and $0.85, respectively, to employees and 2,000 and 7,000 shares to non-employees, at exercise prices of $0.90 and $0.86, respectively.

                       On June 3, 1999, the Company, issued 8,000 shares of common stock to a consultant for services provided. The Company valued these shares at $16,000.

                       On June 11, 1999, the Company issued 1,150,000 and 50,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options is $3.00 per share. The options vest immediately and are exercisable for a period of ten years. The Company recorded $58,806 related to the fair value of options granted to non-employees. In addition, the Company issued 1,000,000 stock purchase warrants to unaffiliated entities for consulting and fund-raising services rendered. The holder is granted the right to purchase common stock at an exercise price of $3.00 per share through the year 2005. The Company valued these warrants at $1,176,126. Of this, $588,063 was expensed for consulting services and $588,063 was recorded as a reduction of paid-in-capital in connection with the private placement as discussed below.

                       On June 11, 1999, the Company entered into a Five Year Back-End Processing Agreement with an unaffiliated entity. The unaffiliated entity was to develop customized back-end processing to enable the company to process customer prescription orders on-line and insurance claims and payments. In addition, the unaffiliated entity transferred and assigned to the Company the right, title and interest in and to the internet domain name "TheBigRX.com" and all rights to any trademark relating thereto.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


7.  SHAREHOLDERS'      The Company issued 410,000 stock purchase warrants for
    EQUITY             these services. The holder was granted the right to
    (Continued)        purchase common stock at an exercise price of $5.00. The
                       Company valued these warrants at approximately $333,000 and initially was expensing them over sixty months
                       ($66,493 of expense was recorded during the year ended
                       May 31, 2000). Subsequent to May 31, 2000, the unaffiliated entity stopped providing services to the Company. The Company does not intend to issue any common stock if the aforementioned warrants are presented for exercise because of the breach in performance. The
                       Company stopped amortizing the warrant expense subsequent to May 31, 2000.

                       On June 11, 1999, the Company entered into a Five Year Strategic Marketing Agreement with TheBigHub.com whereby TheBigHub.com will provide strategic placement of advertising and marketing for Biomerica's BigRX.com on its website. The Company issued 250,000 stock purchase warrants for these services. The holder was granted the right to purchase common stock at an exercise price of $5.00. The Company valued these warrants at approximately $203,000 and initially was expensing them over sixty months ($40,545 of expense was recorded during the year ended May 31, 2000). Subsequent to May 31, 2000, the TheBigHub.com stopped providing services to the Company. The Company does not intend to issue any common stock if the aforementioned warrants are presented for exercise because of the breach in performance. The Company stopped amortizing the warrant expense subsequent to May 31, 2000.

                       On June 11, 1999, the Company completed two private placement agreements to sell and issue a total of 400,000 (50,000 of which were sold to related parties) shares of the Company's common stock at $5.00 per share. The Company incurred $34,443 in offering costs related thereto. The shares have piggyback registration rights.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


7.  SHAREHOLDERS'      In August 1999, the Company adopted a stock option and
    EQUITY             restricted stock plan (the "1999 Plan") which provides
    (Continued)        that non-qualified options and incentive stock options
                       and restricted stock covering an aggregate of 1,000,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. As of January 1, of each calendar year, commencing January
                       1, 2000, this amount is subject to automatic annual increases equal the lesser of 1.5% of the total number of outstanding common shares assuming conversion of convertible securities or 500,000. Options granted under the 1999 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

                       During 2000, the Company granted 726,000 and 50,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options range from $1.38 to $3.88 per share. Management recorded $0 and $25,135, respectively, during the years ended May 31, 2001 and 2000, respectively, of expense related to the granting of options to employees. Management recorded $69,230 and $22,004 during the years ended May 31, 2001 and 2000, respectively, of expense related to the granting of options to non-employees.

                       During 2000, the Company agreed to grant warrants to three medical groups in exchange for services. The Company was committed to, but had not yet issued, 15,000 warrants at exercise prices of $2.00 to $3.25 as of May 31, 2000. During 2001, the Company issued 5,000 of these warrants at an exercise price of $3.25. The Company recorded $17,372 of expense related to these warrants in 2000. Unissued warrants are not included in the table below.

                       During the years ended May 31, 2001 and 2000, the Company recorded compensation expense of $1,207 and $2,625, respectively related to the amortization of the fair value of options to purchase common stock issued prior to June 1, 1999.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

7.  SHAREHOLDERS'      During 2001, the Company granted 257,000 and 6,000
    EQUITY             options to purchase shares of the Company's stock to
    (Continued)        employees and non-employees, respectively. The purchase
                       price of the options range from $0.50 to $1.50 per share.
                       Management recorded $18,720 during the year ended May 31, 2001 of expense related to the granting of options to employees. Management recorded $1,386 during the year ended May 31, 2001 of expense related to the granting of options to non-employees.

                       During 2001, the Company issued 57,424 warrants to purchase shares of the Company's stock to various employees. The warrants have an exercise price of $2.00.

                       During 2001, the Company, agreed to extend the expiration date of 33,875 expiring options issued to employees.

                       Activity as to stock options and warrants under the 1991, 1995 and 1999 plans are as follows:

                                                                                               WEIGHTED
                                                                   NUMBER                      AVERAGE
                                                                 OF STOCK      PRICE RANGE    EXERCISE
                                                                  OPTIONS        PER SHARE       PRICE
                       ---------------------------------------------------------------------------------
                       Options outstanding at
                         June 1, 1999                             454,050    $ .80 - $3.00   $    1.38
                       Options and warrants granted             3,636,000    $1.38 - $5.00   $    3.27
                       Options exercised                          (56,625)   $ .80 - $1.90   $    1.07
                       Options canceled or expired               (476,125)   $ .86 - $3.88   $    2.63
                       ---------------------------------------------------------------------------------

                       Options outstanding at
                         May 31, 2000                           3,557,300    $ .85 - $5.00   $    3.15
                       Options granted                            268,000    $ .50 - $3.25   $     .91
                       Warrants granted                            57,434    $        2.00   $    2.00
                       Options exercised                           (8,500)   $ .50 - $ .86   $     .77
                       Options canceled or expired               (730,000)   $ .50 - $5.00   $    4.75
                       ---------------------------------------------------------------------------------

                       Options and warrants
                         outstanding at May 31, 2001            3,144,234    $ .50 - $3.25   $    2.58
                       =================================================================================

                       Options and warrants
                         exercisable at May 31, 2001            1,781,240    $ .50 - $3.25   $    1.37
                       =================================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

7.  SHAREHOLDERS'      The weighted average fair value of options and warrants
    EQUITY             granted during 2001 and 2000 was $0.93 and $1.25,
    (Continued)        respectively.

                       The following summarizes information about the Company's stock options and warrants outstanding at May 31, 2001:

                                                       WEIGHTED
                                                        AVERAGE
                                                       REMAINING   WEIGHTED     NUMBER       WEIGHTED
                             RANGE OF      NUMBER     CONTRACTUAL   AVERAGE   EXERCISABLE    AVERAGE
                             EXERCISE    OUTSTANDING    LIFE IN    EXERCISE   AT MAY 31,     EXERCISE
                              PRICES    MAY 31, 2001     YEARS       PRICE       2000         PRICE
                       -------------------------------------------------------------------------------
                         $  .50 - $ .90       332,175     3.68      $  ..71     165,181      $  .78
                         $ 1.38 - $1.92       381,875     2.99      $ 1.67     272,125      $ 1.65
                         $ 2.00 - $3.25     2,430,184     3.10      $ 2.99     143,934      $ 2.83
                       ===============================================================================

                       SFAS 123 PRO FORMA INFORMATION

                       Pro forma information regarding loss per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the years ended May 31, 2001 and 2000; risk free interest rates ranging from 4.9% to 6.65%; dividend yield of 0%; expected life of the options ranging from one to three years; and volatility factors of the expected market price of the Company's common stock ranging from 120% to 200%.

                       The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

7.  SHAREHOLDERS'      For purposes of pro forma disclosures, the estimated fair
    EQUITY             value of the options is amortized to expense over the
    (Continued)        option vesting period. Adjustments are made for options
                       forfeited prior to vesting. The effect on compensation expense, net loss, and net loss per share (basic and diluted) had compensation costs for the Company's stock option plans been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 are as follows:

                       MAY 31,                            2001          2000
                       ---------------------------------------------------------

                       Net loss from continuing
                         operations, as reported     $  (578,886)   $(1,638,447)
                       Adjustment to compensation
                         expense under SFAS 123       (1,094,095)    (1,600,464)
                       ---------------------------------------------------------

                       Net loss from continuing
                         operations, pro forma       $(1,672,981)   $(3,238,911)
                       =========================================================

                       Pro forma net loss from
                         continuing operations per share
                         - basic                     $     (0.35)   $     (0.71)
                       =========================================================

                       Pro forma net loss from
                         continuing operations per share
                         - diluted                   $     (0.35)   $     (0.71)
                       =========================================================

                       MAY 31,                            2001          2000
                       ---------------------------------------------------------

                       Net loss from discontinued
                         operations, as reported     $(2,093,432)   $(2,252,402)
                       Adjustment to compensation
                         expense under SFAS 123                -              -
                       ---------------------------------------------------------

                       Net loss from discontinued
                          operations, pro forma      $(2,093,432)   $(2,252,402)
                       =========================================================

                       Pro forma net loss from
                         discontinued operations per
                         share - basic               $     (0.43)   $     (0.50)
                       =========================================================

                       Pro forma net loss from
                         discontinued operations per
                         share - diluted             $     (0.43)   $     (0.50)
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


7.  SHAREHOLDERS'      STOCK ACTIVITY
    EQUITY
    (Continued)        During 2001, the Company sold 239,450 shares of its
                       common stock at an average selling price of $1.016 per share. Proceeds to the Company were $242,212, net of offering costs of $1,140. At May 31, 2001, 113,375 of the shares have been issued. The remaining 126,075 shares valued at $90,774 were issued subsequent to May 31, 2001 and accordingly have been classified as common stock subscribed.

                       During 2001, the Company, agreed to issue 20,000 shares of common stock to a consultant for services provided. The Company valued these subscribed shares at $20,000. As of May 31, 2001 the shares have not been issued and accordingly have been classified as common stock subscribed.

                       During 2001, the Company, issued 34,643 and 159,091 shares of common stock to various vendors and consultants for satisfaction of payables and services provided, respectively. The Company valued these shares at $38,615 and $245,625, respectively.

                       SUBSIDIARY OPTIONS AND WARRANTS

                       During fiscal 1998, AIT granted options to purchase 1,185,000 shares of common stock to various employees and directors of AIT, including an option to purchase 250,000 shares granted to Biomerica, Inc., the parent company. The exercise price will be the fair market value AIT's common stock on the date when certain conditions are met, as defined. The options will vest 50% per year and expire over five years.

                       During 1999, Lancer granted options to purchase 138,500 shares of its common stock at an exercise price of $1.00 to employees and options to purchase 29,000 shares of its common stock to non-employees, at an exercise price of $1.00.

                       During 2000, Lancer granted options to purchase 15,000 shares of its common stock at an exercise price of $0.85 to employees.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

7.  SHAREHOLDERS'      During 2001, Lancer granted options to purchase 177,000
    EQUITY             shares of its common stock at an exercise prices of $0.25
    (Continued)        to $0.875 to employees.

                       During 2001, ReadyScript granted options to purchase 1,574,287 shares of its common stock at an exercise price of $0.25 to employees.

                       During 2001, ReadyScript entered into convertible Promissory Notes totaling $835,000. As of May 31, 2001, $782,000 of that debt had been converted into 1,500,175 shares of ReadyScript common stock. The Company recorded an increase to additional paid-in-capital of $713,014 as a result of this conversion.

8.  INCOME TAXES       Income tax expense from continuing operations for the
                       years ended May 31, 2001 and 2000 consists of the following current provisions:

                       MAY 31,                                   2001           2000
                       ------------------------------------------------------------------
                       U.S. Federal                          $         -    $          -

                       State and local                             2,400           2,400
                       ------------------------------------------------------------------

                                                             $     2,400    $      2,400
                       ==================================================================

                       Income tax expense from continuing operations differs from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to pretax loss as a result of the following:

                       MAY 31,                                     2001         2000
                       ------------------------------------------------------------------

                       Computed "expected" tax benefit        $ (201,770)   $   (572,616)
                       Increase (reduction) in income
                         taxes resulting from:
                         Meals and entertainment                   8,684          20,312
                         Change in valuation allowance           153,517         472,752
                         Equity in earnings of affiliates
                            not subject to taxation because
                            of dividends- received deduction
                            for tax purposes                      39,569          79,552
                         State income taxes                        2,400           2,400
                       ------------------------------------------------------------------

                                                              $    2,400    $      2,400
                       ==================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

8.  INCOME TAXES       The tax effect of temporary differences that give rise to
    (Continued)        significant portions of liabilities are presented below.

                       MAY 31,                                          2001
                       ---------------------------------------------------------

                       Deferred tax assets:
                         Accounts receivable, principally
                           due to allowance for doubtful
                           accounts and sales returns               $    76,705
                         Inventories, principally due to
                           additional costs inventoried for
                           tax purposes pursuant to the Tax
                           Reform Act of 1986 and
                           allowance for inventory
                           obsolescence                                 101,259
                         Compensated absences and
                           deferred payroll, principally due
                           to accrual for financial reporting
                           purposes                                     104,875
                         State net operating loss
                           carryforwards                                290,106
                         Federal net operating loss
                           carryforwards                              4,407,566
                         Tax credit carryforwards                       194,864
                         Investment in affiliates                       525,545
                       ---------------------------------------------------------

                                                                      5,700,920

                       Less valuation allowance                      (5,667,031)
                       ---------------------------------------------------------

                       Net deferred tax asset                            33,889

                       Deferred tax liability:
                         Marketing rights, principally due to
                           amortization                                 (33,889)
                       ---------------------------------------------------------

                       Net deferred tax liability                   $          -
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


8.  INCOME TAXES       The Company has provided a valuation allowance with
    (Continued)        respect to substantially all of its deferred tax assets
                       as of May 31, 2001 and 2000. Management provided such allowance as it is currently more likely than not that tax-planning strategies will not generate taxable income sufficient to realize such assets in foreseeable future reporting periods.

                       As of May 31, 2001, Biomerica had net tax operating loss carryforwards of approximately $9,466,000 and investment tax and research and development credits of approximately $45,000, which are available to offset future Federal tax liabilities. The carryforwards expire at varying dates from 2001 to 2021. As of May 31, 2001, Biomerica has net operating tax loss carryforwards of approximately $2,127,000 available to offset future state income tax liabilities, which expire through 2011.

                       As of May 31, 2000, Lancer had net tax operating loss carryforwards of approximately $2,049,000 and business tax credits of approximately $98,000 available to offset future Federal tax liabilities. The carryforwards expire through 2021. As of May 31, 2001, Lancer has net tax operating loss carryforwards of approximately $205,000 and business tax credits of approximately $23,000 available to offset future state income tax liabilities. The state carryforwards expire at varying dates through 2011.

                       As of May 31, 2001, AIT had net tax operating loss carryforwards of approximately $1,931,000 and business tax credits of approximately $29,000 available to offset future Federal tax liabilities. The carryforwards expire at varying dates through 2021. AIT also had net tax operating loss carryforwards of approximately $580,000 to offset future California taxable income, expiring at varying dates through 2011.

                       The Tax Reform Act of 1986 includes provisions which limit the Federal net operating loss carryforwards available for use in any given year if certain events, including a significant change in stock ownership, occur.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

9.  OTHER INCOME       Other income consists of the following for the years
                       ending May 31:

                       MAY 31,                               2001        2000
                       ---------------------------------------------------------

                       Realized gain (loss) on available-
                         for-sale securities               $  34,427  $ (13,241)
                       Dividend and interest income            8,081     99,358
                       Tax reversal                                -     50,000
                       Insurance proceeds                          -    170,000
                       Offering expenses                           -   (251,574)
                       Other                                   5,254     63,855
                       ---------------------------------------------------------

                                                           $  47,762  $ 118,398
                       =========================================================

                       Management of Lancer completed an assessment of a theft of inventory located at its facility in Mexicali Mexico on April 6, 1999. The carrying value of the inventory stolen approximated $110,000, valued at standard cost. During the year ended May 31, 2000, Lancer settled the claim with the insurance carrier and received approximately $280,000. This amount represents the value of the stolen inventory at net average selling price, less commissions and royalties. The $170,000 received in excess of the $110,000 estimated carrying value was recognized as other income for the year ended May 31, 2000.

                       During 1999, Lancer was assessed $64,724 in pass through net assets taxes by their subcontractor under their Manufacturing Agreement. During 2000, legal counsel determined that Lancer was not liable for portions of the assessment. Accordingly, approximately $50,000 of the prior year accrual was reversed and recognized as other income during the year ended May 31, 2000.

                       During 2000, $251,574 of amounts incurred by the Company in connection with a registration of securities that was cancelled were written-off.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

10. BUSINESS SEGMENTS  Reportable business segments for the years ended May 31,
                       2001 and 2000 are as follows:

                                                         2001           2000
                       ---------------------------------------------------------

                       Domestic sales:
                         Orthodontic products         $ 3,018,000   $ 3,133,000
                       =========================================================

                       Medical diagnostic products    $ 1,682,000   $ 1,298,000
                       =========================================================

                       Foreign sales:
                         Orthodontic products         $ 2,910,000   $ 2,518,000
                       =========================================================

                       Medical diagnostic products    $ 1,330,000   $ 1,065,000
                       =========================================================

                       Net sales:
                         Orthodontic products         $ 5,928,000   $ 5,651,000
                         Medical diagnostic products    3,012,000     2,363,000
                       ---------------------------------------------------------

                       Total                          $ 8,940,000   $ 8,014,000
                       =========================================================

                       Operating loss:
                         Orthodontic products         $   (98,000)  $  (504,000)
                         Medical diagnostic products     (586,000)   (1,434,000)
                       ---------------------------------------------------------

                       Total                          $  (684,000)  $(1,938,000)
                       =========================================================

                       Operating loss from discontinued
                         segment
                         ReadyScript                  $(2,093,432)  $(2,252,402)
                       ---------------------------------------------------------

                       Total                          $(2,093,432)  $(2,252,402)
                       =========================================================

                       Domestic long-lived assets:
                         Orthodontic products         $   196,000   $   283,000
                         Medical diagnostic products      375,000       484,000
                       ---------------------------------------------------------

                       Total                          $   571,000   $   767,000
                       =========================================================

                       Foreign long-lived assets:
                         Orthodontic products         $    45,000   $    70,000
                         Medical diagnostic products            -             -
                       ---------------------------------------------------------

                       Total                          $    45,000   $    70,000
                       =========================================================

                       Total assets:
                         Orthodontic products         $ 3,737,000   $ 3,755,000
                         Medical diagnostic products    1,610,000     3,030,000
                       ---------------------------------------------------------

                       Total                          $ 5,347,000   $ 6,785,000
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


10. BUSINESS SEGMENTS                                      2001         2000
    (Continued)        ---------------------------------------------------------

                       Depreciation and amortization
                         expense:
                         Orthodontic products         $   122,000   $   151,000
                         Medical diagnostic products       87,000        59,000
                       ---------------------------------------------------------

                       Total                          $   209,000   $   210,000
                       =========================================================

                       Capital expenditures:
                         Orthodontic products         $     9,000   $    10,000
                         Medical diagnostic products       53,000        91,000
                       ---------------------------------------------------------

                       Total                          $    62,000   $   101,000
                       =========================================================

                       The net sales as reflected above consist of sales to unaffiliated customers only as there were no significant intersegment sales during fiscal years 2001 and 2000. No customer accounted for more than 10% of net sales during fiscal years 2001 and 2000.

                       Geographic information regarding net sales and operating loss is as follows:

                                                          2001          2000
                       ---------------------------------------------------------

                       Net sales:
                         United States                $ 4,700,000   $ 4,431,000
                         Europe                         2,207,000     1,683,000
                         South America                    558,000       543,000
                         Asia                             221,000       349,000
                         Other foreign                  1,254,000     1,008,000
                       ---------------------------------------------------------

                       Total net sales                $ 8,940,000   $ 8,014,000
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


10. BUSINESS SEGMENTS
    (Continued)
                                                         2001           2000
                       ---------------------------------------------------------

                       Operating loss:
                         United States                $ (727,000)   $(1,504,000)
                         Europe                          102,000       (176,000)
                         South America                    20,000        (37,000)
                         Asia                            (30,000)       (66,000)
                         Other foreign                   (49,000)      (155,000)
                       ---------------------------------------------------------

                       Total operating loss           $ (684,000)   $(1,938,000)
                       =========================================================

                       Identifiable assets by business segment are those assets that are used in the Company's operations in each industry. Identifiable assets are held primarily in the United States. The Company's interests in AIT, whose operations are in the United States, are vertically integrated with the Company's operations in the medical diagnostic products industry.

11. COMMITMENTS AND    OPERATING LEASES
    CONTINGENCIES
                       Biomerica leases its primary facility under a non-cancelable operating lease which expired on May 31, 1998. The lease is currently month-to-month. AIT leases its primary facility under a month-to-month operating lease. These facilities are owned and operated by four of the Company's shareholders. The lease rate is $12,720 and $1,400 per month, respectively.

                       Lancer leases its main facility under a non-cancelable operating lease expiring December 31, 2003, as extended, which requires monthly rentals that increase annually, from $2,900 per month (1994) to $6,317 per month (2004).
                       The lease expense is being recognized on a straight-line basis over the term of the lease.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


11. COMMITMENTS AND    Lancer entered into a non-cancelable operating lease for
    CONTINGENCIES      its Mexico facility expiring March 2006, which requires
    (Continued)        average monthly rentals of approximately $6,000. Total
                       expense for this facility for the years ended May 31, 2001 and 2000, was approximately $74,000.

                       Rental expense for all operating leases amounted to approximately $348,000 and $312,000 for the years ended May 31, 2001 and 2000, respectively. The future annual minimum payments are as follows:

                       YEARS ENDING MAY 31,                          Amount
                       ---------------------------------------------------------

                       2002                                         $   133,543
                       2003                                             136,397
                       2004                                             106,511
                       2005                                              62,292
                       2006                                              51,910
                       ---------------------------------------------------------

                       Minimum lease payments                       $   490,653
                       =========================================================

                       MANUFACTURING AGREEMENT

                       In May 1990, Lancer entered into a manufacturing subcontractor agreement (the "Manufacturing Agreement"), whereby the subcontractor agreed to provide manufacturing services to Lancer through its affiliated entities located in Mexicali, B.C., Mexico. Lancer moved the majority of its manufacturing operations to Mexico during fiscal 1992 and 1991. Under the terms of the original agreement, the subcontractor manufactured Lancer's products based on an hourly rate per employee based on the number of employees in the subcontractor's workforce. As the number of employees increase, the hourly rate decreases. In December 1992, Lancer renegotiated the Manufacturing Agreement changing from an hourly rate per employee cost to a pass through of actual costs plus a weekly administrative fee. The amended Manufacturing Agreement gives Lancer greater control over all costs associated with the manufacturing operation. In July

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

11. COMMITMENTS AND    1994, Lancer again renegotiated the Manufacturing
    CONTINGENCIES      Agreement reducing the administrative fee and extending
    (Continued)        the Manufacturing Agreement through June 1998. In March
                       1996, Lancer agreed to extend the manufacturing agreement through October 1998, to coincide with the building lease. Effective April 1, 1996, Lancer leased the
                       Mexicali facility under a separate agreement, as discussed above. During 1999, Lancer extended the Manufacturing Agreement through October 31, 2000. The
                       Manufacturing Agreement is currently operating as month-to-month. Should Lancer discontinue operations in Mexico, it is responsible for the accumulated employee seniority obligation as prescribed by Mexican law. At May
                       31, 2001, this obligation was approximately $361,000.
                       Such obligation is contingent in nature and accordingly has not been accrued in the accompanying balance sheet.

                       Lancer is in the process of converting Mexican assets and obligations to its own division, a Mexican corporation named Lancer Orthodontics de Mexico (Lancer de Mexico). This division will administer services previously provided by an independent manufacturing contractor. A new lease was negotiated effective April 1, 2001, for the 16,000 square foot facility used for Lancer's Mexican operations. Utility and Mexican vendor obligations have been converted to the Lancer de Mexico name. This conversion will eliminate the expense of an administrative fee and is expected to provide better control in meeting obligations.

                       EMPLOYMENT AGREEMENT

                       In June 1986, the Company entered into an employment agreement with its then chief executive officer. In May 1996, the agreement was extended for an additional three years expiring in May 1999. This agreement was cancelled in April 1997. This agreement required minimum annual compensation payments of $169,000 and provided for periodic cost of living increases. The chief executive officer was paid approximately $81,000 during the year ended May 31, 1996. The chief executive officer and the Company agreed to amend the employment agreement for fiscal year 1995,

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

11. COMMITMENTS AND    whereby the chief executive officer would not receive any
    CONTINGENCIES      deferred compensation for the period June 1994 through
    (Continued)        November 1994 of approximately $54,500 and instead
                       received 60,000 stock options (see Note 7). Approximately
                       $121,000 of the total accrued compensation included in the 2001 consolidated balance sheet is due to the chief executive officer's estate.

                       LICENSE AND ROYALTY AGREEMENT

                       Lancer has entered into various of license and/or royalty agreements pursuant to which it has obtained rights to manufacture and market certain products. The agreements are for various durations expiring through 2007 and they require the Company to make payments based on the sales of the individual licensed products.

                       Lancer has entered into license agreements expiring in 2006 whereby, for cash consideration, the counter party has obtained the rights to manufacture and market certain products patented by Lancer.

                       RETIREMENT SAVINGS PLAN

                       Effective September 1, 1986, the Company established a 401(k) plan for the benefit of its employees. The plan permits eligible employees to contribute to the plan up to the maximum percentage of total annual compensation allowable under the limits of Internal Revenue Code Sections 415, 401(k) and 404. The Company, at the discretion of its Board of Directors, may make contributions to the plan in amounts determined by the Board each year. No contributions by the Company have been made since the plan's inception.

                       LITIGATION

                       The Company is, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse affect on the Company's consolidated financial position, results of operations or cash flows.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================

11. COMMITMENTS AND    NASDAQ SMALLCAP MARKET LISTING REQUIREMENTS
    CONTINGENCIES
    (Continued)        The Company has been notified by Nasdaq that it has
                       failed to maintain the listing requirement that its minimum bid price be $1.00 or more and that it must regain compliance by October 4, 2001 or it will be subject to delisting. The Company will be subject to continuing requirements to be listed on the Nasdaq
                       SmallCap Market. There can be no assurance that the Company can continue to meet such requirements. The price and liquidity of the Common Stock may be materially adversely affected if the Company is unable to meet such requirements in the future.

12. CONDENSED          Lancer's line-of-credit prohibits the transfer or
    FINANCIAL          dividend of funds to Biomerica, Inc. As a result, the
    INFORMATION OF     following condensed unconsolidated balance sheet for
    PARENT COMPANY     Biomerica, Inc. as of May 31, 2001, and the condensed
                       unconsolidated statements of operations and cash flows for the years ended May 31, 2001 and 2000 have been provided. No cash dividends were paid by the consolidated subsidiaries (see Note 3) during the years ended May 31, 2001 and 2000.

                                      CONDENSED UNCONSOLIDATED BALANCE SHEET
                       MAY 31,                                                         2001
                       -----------------------------------------------------------------------
                                                          ASSETS
                       Current Assets:
                          Available-for-sale securities                            $   41,570
                          Accounts receivable, net                                    356,831
                          Inventories                                                 722,344
                          Notes receivable                                             18,394
                          Prepaid expenses and other                                   20,389
                       -----------------------------------------------------------------------

                       Total current assets                                         1,159,528

                       Investment in and advances to unconsolidated subsidiary,
                          restricted                                                  910,218
                       Inventory, non-current                                          15,000
                       Property and equipment, net                                    239,708
                       Intangible assets                                              124,363
                       Other                                                           41,151
                       ------------------------------------------------------------------------

                                                                                   $ 2,489,968
                       ========================================================================


                                     FS-45

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


12. CONDENSED                   CONDENSED UNCONSOLIDATED BALANCE SHEET (CONTINUED)
    FINANCIAL          MAY 31,                                                         2001
    INFORMATION OF     ------------------------------------------------------------------------
    PARENT COMPANY
    (Continued)                        LIABILITIES AND SHAREHOLDERS' EQUITY

                       Current Liabilities:
                          Accounts payable and accrued liabilities                 $   402,205
                          Accrued compensation                                         145,552
                       ------------------------------------------------------------------------

                       Total current liabilities                                       547,757
                       ------------------------------------------------------------------------

                       Shareholder loan                                                 95,000
                       Equity in losses of unconsolidated subsidiaries, net of
                          advances, unrestricted                                       374,346
                       ------------------------------------------------------------------------

                       Shareholders' equity:
                          Common stock                                                 391,254
                          Additional paid-in capital                                16,859,742
                          Accumulated other comprehensive loss                         (10,289)
                          Accumulated deficit                                      (15,767,842)
                       ------------------------------------------------------------------------

                       Total shareholders' equity                                    1,472,865
                       ------------------------------------------------------------------------

                                                                                   $ 2,489,968
                       ========================================================================




                                                            BIOMERICA, INC. AND SUBSIDIARIES

                                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                           YEARS ENDED MAY 31, 2001 AND 2000
============================================================================================


12. CONDENSESD
    FINANCIAL                    CONDENSED UNCONSOLIDATED STATEMENTS OF OPERATIONS
    INFORMATION OF
    PARENT COMPANY     MAY 31,                                      2001           2000
    (Continued)        ---------------------------------------------------------------------
                       Net revenues                             $  2,911,649   $  2,283,433
                       Cost of sales                               2,048,757      1,643,290
                       ---------------------------------------------------------------------

                       Gross profit                                  862,892        640,143
                       ---------------------------------------------------------------------

                       Operating expenses:
                       Selling, general and administrative         1,132,519      1,867,520
                       Research and development                      250,616        279,788
                       ---------------------------------------------------------------------

                       Total operating expenses                    1,383,135      2,147,308
                       ---------------------------------------------------------------------

                          Operating loss                            (520,243)    (1,507,165)

                       Other income                                   40,776         86,081
                       ---------------------------------------------------------------------

                       Loss from operations before interest
                          in net income of consolidated
                          subsidiaries and income taxes             (479,467)    (1,421,084)

                       Interest in net loss of consolidated
                          subsidiaries                            (2,192,051)    (2,468,965)
                       ---------------------------------------------------------------------

                       Loss from continuing operations
                          before income taxes                     (2,671,518)    (3,890,049)

                       Income tax expense                                800            800
                       ---------------------------------------------------------------------

                       Net loss                                 $ (2,672,318)  $ (3,890,849)
                       =====================================================================



                                                            BIOMERICA, INC. AND SUBSIDIARIES

                                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                           YEARS ENDED MAY 31, 2001 AND 2000
============================================================================================

12. CONDENSED                       CONDENSED UNCONSOLIDATED STATEMENTS OF CASH FLOWS
    FINANCIAL
    INFORMATION OF     MAY 31,                                      2001           2000
    PARENT COMPANY     ---------------------------------------------------------------------
    (Continued)        Cash Flows from Operating Activities:
                          Net loss from continuing
                             operations                         $ (2,672,318)  $ (3,890,849)
                          Adjustments to reconcile net
                             income to net cash (used in)
                             provided by operating
                             activities:
                             Depreciation and
                                amortization                          76,311         93,187
                             Realized (gain) loss on
                                sale of available-for-
                                sale securities                      (34,427)        13,241
                             Loss of subsidiaries                  2,192,051      2,468,965
                             Options and warrants issued
                                for services rendered                 89,336        821,043
                             Common stock is for rent                      -         16,000
                             Common stock issued or
                                subscribed for services
                                rendered                             265,625              -
                             Deferred compensation                         -        (77,231)
                             Loss on disposal of assets                2,000              -
                             Increase in investment in
                                and advances to
                                consolidated subsidiaries         (1,020,476)    (2,336,205)
                             Net change in other current
                                assets and current
                                liabilities                          166,406        (89,171)
                       ---------------------------------------------------------------------

                       Net cash used in operating activities        (935,492)    (2,981,020)
                       ---------------------------------------------------------------------

                       Cash flows from investing activities:
                          Sales of available-for-sale
                             securities                               85,665         18,191
                          Principal payments received on
                             notes receivable                         16,600          9,491
                          Increase in intangible assets              (20,000)             -
                          Purchase of property and
                             equipment                                     -       (125,335)
                       ---------------------------------------------------------------------

                       Net cash used in investing activities          82,265        (97,653)
                       ---------------------------------------------------------------------



                                                            BIOMERICA, INC. AND SUBSIDIARIES

                                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                           YEARS ENDED MAY 31, 2001 AND 2000
============================================================================================

12. CONDENSED                       CONDENSED UNCONSOLIDATED STATEMENTS OF CASH FLOWS
    FINANCIAL                                            CONTINUED
    INFORMATION OF     MAY 31,                                      2001           2000
    PARENT COMPANY     ---------------------------------------------------------------------
    (Continued)        Cash Flows from financing activities:
                          Exercise of stock options                    6,768         60,652
                          Proceeds from sale of stock                242,212      1,965,557
                          Increase in shareholder loan                95,000              -
                          Decrease in shareholder
                             receivable                                    -          1,000
                       ---------------------------------------------------------------------

                       Net cash provided by financing
                          activities                                 343,980      2,027,209
                       ---------------------------------------------------------------------

                       Net change in cash and cash
                          equivalents                               (509,247)    (1,051,464)

                       Cash and cash equivalents at
                          beginning of year                          509,247      1,560,711
                       ---------------------------------------------------------------------

                       Cash and cash equivalents at end of
                          year                                  $          -   $    509,247
                       =====================================================================

                       Supplemental disclosure of cash flow
                          information -
                          Cash paid during the year for:
                             Interest                           $          -   $          -
                             Income taxes                       $        800   $        800

                       Supplemental schedule of non-cash
                          investing and financing activities
                          Change in unrealized holding
                             gain on available-for-sale
                             securities                         $      5,966   $      4,456
                       =====================================================================



                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


13.  DISCONTINUED      The following summarizes the net liabilities of the
     OPERATIONS        discontinued operations as of May 31, 2001 and the
                       results of its operations for each of the years in the two-year period ended May 31, 2001.

                       Balance sheet items:

                       MAY 31,                                          2001
                       ---------------------------------------------------------

                       Assets:
                          Cash                                      $     1,081
                          Prepaid expenses and other                      3,886
                          Other assets                                   62,831
                       ---------------------------------------------------------

                                                                         67,798

                       Less liabilities
                          Accrued liabilities                          (465,856)
                       ---------------------------------------------------------

                       Net liabilities                              $  (398,058)
                       ---------------------------------------------------------

                       Results of its operations items:

                       YEARS ENDED MAY 31,                2001         2000
                       ---------------------------------------------------------

                       Revenues                       $         -   $    19,786

                       Cost and expenses
                          Cost of Sales                         -        20,978
                          General and administrative    1,837,187     1,817,725
                          Research and development        256,245       433,485
                       ---------------------------------------------------------

                       Total costs                      2,093,432     2,272,188
                       ---------------------------------------------------------

                       Loss from operations           $(2,093,432)  $(2,252,402)
                       =========================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2001 AND 2000
================================================================================


14. SUBSEQUENT         During June and July 2001, the Company borrowed
    EVENTS             $130,000 from a shareholder according to the September
                       12, 2000 line of credit agreement (see Note 5).

YEARS ENDED MAY 31,                                                2001             2000
--------------------------------------------------------------------------------------------
Deleted from FS-5
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax
   Unrealized (loss) gain on available-for-sale securities           (5,966)          4,456
--------------------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                             $ (2,667,284)   $ (3,886,393)
============================================================================================

PER SHARE DATA FROM CONTINUING OPERATIONS:
   Net loss from continuing operations (basic)                 $      (0.12)   $      (0.36)
   Net loss from continuing operations (diluted)               $      (0.12)   $      (0.36)
============================================================================================

PER SHARE DATA FROM DISCONTINUED OPERATIONS:
   Net loss from discontinued operations (basic)               $      (0.43)   $      (0.50)
   Net loss from discontinued operations (diluted)             $      (0.43)   $      (0.50)
============================================================================================


PER SHARE DATA:
   Net loss (basic)                                            $      (0.55)   $      (0.86)
   Net loss (diluted)                                          $      (0.55)   $      (0.86)
============================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
   EQUIVALENT SHARES
   Basic                                                          4,814,790       4,542,820
============================================================================================

   Diluted                                                        4,814,790       4,542,820
============================================================================================



                                                           BIOMERICA, INC. AND SUBSIDIARIES

                                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                          YEARS ENDED MAY 31, 2001 AND 2000
===========================================================================================

FROM FS-19, NOTE 2                                       FOR THE YEAR ENDED MAY 31, 2001
                                             ----------------------------------------------
                                                         Loss         Shares      Per Share
                                                      (Numerator)  (Denominator)    Amount
                       --------------------------------------------------------------------
                       BASIC EPS -

                         Loss from continuing
                          operations attributable to
                          common shareholders        $  (578,886)     4,772,765   $  (0.12)
                       ====================================================================

                         Loss from discontinued
                          operations
                          attributable to common
                          shareholders               $(2,093,432)     4,772,765   $  (0.56)
                       ====================================================================

                       EFFECT OF DILUTIVE
                          SECURITIES -

                         Options and warrants                  -              -           -
                       --------------------------------------------------------------------

                       DILUTED EPS -

                         Loss from continuing
                          operations attributable to
                          common shareholders plus
                          assumed conversions        $  (578,886)     4,772,765   $  (0.12)
                       ====================================================================

                         Loss from discontinued
                          operations attributable to
                          common shareholders plus
                          assumed conversions        $(2,093,432)     4,772,765   $  (0.56)
                       ====================================================================



                                                           BIOMERICA, INC. AND SUBSIDIARIES

                                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                          YEARS ENDED MAY 31, 2001 AND 2000
===========================================================================================

FROM FS-19, NOTE 2                                       FOR THE YEAR ENDED MAY 31, 2001
                                             ----------------------------------------------
2.  SUMMARY OF                                           Loss         Shares      Per Share
    SIGNIFICANT                                      (Numerator)  (Denominator)    Amount
    ACCOUNTING         --------------------------------------------------------------------
    POLICIES
    (Continued)
                       BASIC EPS -

                         Loss from continuing
                          operations attributable
                          to common shareholders     $(1,638,447)     4,542,820   $  (0.36)
                       ====================================================================


                         Loss from discontinued
                          operations attributable
                          to common shareholders     $(2,252,402)     4,542,820   $  (0.50)
                       ====================================================================

                       EFFECT OF DILUTIVE
                          SECURITIES -

                         Options and warrants                  -              -           -
                       --------------------------------------------------------------------

                       DILUTED EPS -

                         Loss from continuing
                          operations attributable
                          to common shareholders
                          plus assumed conversions   $(1,638,447)     4,542,820   $  (0.86)
                       ====================================================================

                         Loss from discontinued
                          operations attributable
                          to common shareholders     $(2,252,402)     4,542,820   $  (0.50)
                       ====================================================================

